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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 of this registration statement on Form S-8 (File No. 333-11313) related to the Nabors Industries, Inc. 1994 Executive Officers Stock Plan and the 1996 Employee Stock Plan of our report dated November 25, 1996, on our audits of the consolidated financial statements of Nabors Industries, Inc. We also consent to the reference to our firm under the caption "Experts."



                                                   /s/  COOPERS & LYBRAND L.L.P.


Houston, TX
August 11, 1997